NEWS RELEASE
FOR IMMEDIATE RELEASE
PICO HOLDINGS, INC. ANNOUNCES RESULTS
FOR THE THIRD QUARTER OF 2020

(Carson City, Nevada) - November 6, 2020

PICO Holdings, Inc. (NASDAQ:PICO) reported results for the third quarter ended September 30, 2020. Our reported shareholders’ equity was $170.0 million ($9.05 per share) at September 30, 2020, compared to $178.3 million ($9.01 per share) at December 31, 2019.

Third Quarter Results of Operations

Our third quarter results of operations were as follows (in thousands):

	Three Months Ended September 30,
	2020	2019
Total revenue	$2,072	$4,255
Total cost and expenses	2,220	2,876
Net income (loss) attributable to PICO Holdings, Inc.	$(148)	$1,379

Net income (loss) per share	$(0.01)	$0.07

Nine Months Results of Operations

Our nine months results of operations were as follows (in thousands):

	Nine Months Ended September 30,
	2020	2019
Total revenue	$6,146	$19,038
Total cost and expenses	6,241	12,093
Net income (loss) attributable to PICO Holdings, Inc.	$(95)	$6,945

Net income (loss) per share	$—	$0.34

PICO’s Chief Executive Officer, Dorothy Timian - Palmer, commented:

“Our reported results of a small net loss of $148,000 and $95,000 for the three and nine months ended September 30, 2020, respectively reflects that we did not generate significant water resource asset sale transactions to date in 2020. The $5.8 million in revenue generated from asset sales year to date is due, for the most part, from the sale of 470 acre feet of water rights in Dodge Flat, Nevada for $3.1 million and the sale of 62 acre feet of water credits in the North Valleys region of Reno, Nevada by our subsidiary, Fish Springs Ranch, LLC for $2.5 million. Our total expenses, excluding all costs related to asset monetizations, for the nine months ended September 30, 2020 was approximately $5 million. These costs include all project costs which tend to be incurred on an irregular basis. As at September 30, 2020, we have incurred approximately $275,000 of legal and associated costs related to our legal appeals for our Kane Springs water rights in southern Nevada and our Campbell

Ranch project in New Mexico. In addition, during 2020 we incurred approximately $285,000 for non - refundable option payments to defer water rights acquisitions in Lyon County, Nevada until the second quarter of 2021. We attempt to offset our fixed costs and intermittent project costs with operating and other income from our assets. In 2020 to date we generated $385,000 of such revenue and we continue to seek ways to increase recurring revenue. For example, in the fourth quarter of 2020 we expect to commence receiving annual income of approximately $240,000 from leasing up to 600 acres at Fish Springs Ranch to a solar developer with the potential for leasing a further 2,000 acres in future years.

“We continue to carefully monitor our liquidity and working capital requirements during these uncertain times. We believe our cash resources of $9.9 million as of September 30, 2020 provides us sufficient liquidity for our ongoing operations and share repurchase program. The Board continues to believe that at current and recent market prices, our stock is undervalued from our estimate of its intrinsic value, and we continued to repurchase our common stock through open market purchases throughout the third quarter of 2020 and year to date. In 2020, we have to date repurchased a total of approximately 1,077,500 shares for approximately $9.3 million ($8.63 per share). We will continue to monitor our liquidity and forecast cash generation very carefully; depending on the price of our shares, our cash position, and our cash flow outlook, we will continue to evaluate our capital allocation with respect to our share repurchase plan.”

About PICO Holdings, Inc.

As of September 30, 2020, our primary holding was Vidler Water Company, Inc. (“Vidler”), a water resource and water storage business, with assets and operations primarily in the Southwestern U.S.

Currently, we believe the highest potential return to shareholders is from a return of capital. As we monetize assets, rather than reinvest the proceeds, we intend to return capital to shareholders through a stock repurchase program or by other means such as special dividends. Nonetheless, we may, from time to time, reinvest a portion of proceeds from asset monetizations in further development of existing assets, if we believe the returns on such reinvestment outweigh the benefits of a return of capital.

OTHER INFORMATION

At September 30, 2020, we had a market capitalization of $168.3 million, and 18,789,021 shares outstanding.

We remind all of our stockholders that questions regarding our operations may be submitted to info@picoholdings.com, and, if appropriate, we will post on our website responses to these questions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "will," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such statements are forward-looking statements and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation statements regarding our business objectives, our ability to monetize our water resources, the future demand for our water resources, our ability to reduce net operating cash use, our ability to preserve and utilize NOLs to offset taxable income and reduce our federal income liability, and our ability to monetize assets and return capital to shareholders through stock repurchases or through other means. The forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties.

A number of other factors may cause actual results to differ materially from our expectations, such as: any slow down or downturn in the housing or in the real estate markets in which Vidler operates; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; the impacts of the COVID-19 global pandemic on the demand for real estate, real estate development, and demand for water resources to support residential and commercial real estate development; prolonged weakness in the overall U.S. and global economies; the performance of the businesses in which Vidler operates; the continued service and availability of key management personnel; and potential capital requirements and financing alternatives.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (775) 885-5000 or at http://picoholdings.com.

We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this press release, except as may otherwise be required by law. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

CONTACT:    Dorothy Timian-Palmer
        President and Chief Executive Officer
        (775) 885-5000

# # # # #

3